SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2005

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In January 2004, Pharmaceutical Product Development, Inc. purchased 5,000,000 shares of Series E convertible preferred stock of Accentia Biopharmaceuticals, Inc. for $5.0 million. At that time, we also received a Class A and Class B warrant, each to purchase up to an additional 5,000,000 shares of Accentia’s Series E convertible preferred stock for $1.00 per share.

Accentia is a biopharmaceutical company focused on the development and commercialization of late-stage clinical products in the therapeutic areas of respiratory disease and oncology. One of the products that Accentia is developing is SinuNase™, a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis, which is a long-term inflammatory condition of the paranasal sinuses for which there is currently no therapy that has been approved by the U.S. Food and Drug Administration, or FDA.

In September 2004, we entered into a royalty stream purchase agreement with Accentia. Under the terms of that agreement, we paid Accentia a one-time cash payment of $2.5 million for the right to receive royalties equal to 6% of the net sales of antifungal products for the treatment of chronic rhinosinusitis sold prior to FDA approval and 7% of the net sales of such products sold after FDA approval.

In January 2005, we exercised the Class A warrant for the purchase of an additional 5,000,000 shares of Accentia’s Series E preferred stock for $5.0 million. At the time of the stock purchase, we also entered into an investors’ rights agreement in which Accentia agreed to include a portion of the shares of common stock into which our Series E preferred stock and warrants are convertible in any registration statement Accentia might file for an initial public offering.

In August 2005, we exercised the Class B warrant and purchased an additional 5,000,000 shares of Accentia’s Series E preferred stock for $5.0 million. We also entered into an amended royalty stream agreement with Accentia wherein we agreed to provide specified clinical development services to Accentia in connection with two pivotal Phase III trials for SinuNase for the treatment of chronic rhinosinusitis. In exchange for providing these services, Accentia agreed to pay us a royalty equal to 14% of the net sales of specified SinuNase products if approved for sale by the FDA. We also amended the investors’ rights agreement to provide that if Accentia sells at least 2,900,000 shares of its common stock in an initial public offering, it will include in the registration statement for that offering shares of Accentia common stock owned by us up to the lesser of (a) a number of shares resulting in maximum gross proceeds to us of $12.0 million and (b) 1,000,000 shares.

The information included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: September 6, 2005
/s/ Linda Baddour
Linda Baddour
Chief Financial Officer

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